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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                  -----------------

                                 TUC HOLDING COMPANY
                (Exact name of registrant as specified in its charter)

                    Texas                              75-2669310
          (State of incorporation                   (I.R.S. Employer
             or organization)                       Identification No.)


                                  1601 Bryan Street
                                 Dallas, Texas 75201
             (Address of principal executive offices, including zip code)

                                  -----------------

               Securities to be registered pursuant to Section 12(b) of the
          Act:

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          Title of each class           Name of each exchange on which
          to be so registered           each class is to be so registered
          ----------------------------------------------------------------
          Common Stock,                      New York Stock Exchange
           without par value                 Chicago Stock Exchange
                                             Pacific Stock Exchange
          ================================================================

               If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

               If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


               Securities to be registered pursuant to Section 12(g) of the
          Act:   None

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               The Commission is respectfully requested to send copies of all notices, orders and communications to:


            Robert A. Wooldridge, Esq.              Robert J. Reger, Jr., Esq.
       Worsham, Forsythe & Wooldridge L.L.P.            Reid & Priest LLP
              1600 Bryan Street                        40 West 57th Street
             Dallas, Texas 75201                    New York, New York  10019


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

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 1.   Description of Registrant's Securities to be
                    --------------------------------------------
                    Registered.
                    ----------


               The Common Stock of the Registrant is described under "Description of Company Capital Stock" in the Joint Proxy Statement for Texas Utilities Company and ENSERCH Corporation and Prospectus for TUC Holding Company Common Stock (Prospectus), filed with the Securities and Exchange Commission (Commission) pursuant to Rule 424(b)(3) of the Securities Act of 1933 on September 27, 1996, in connection with the Registrant's registration statement on Form S-4, Registration Statement No. 333-12391. Such description is incorporated herein by reference.

               As indicated in the Prospectus, upon effectiveness of the mergers described therein, the Registrant will change its name to Texas Utilities Company.

          Item 2.   Exhibits.
                    --------

               The Common Stock, without par value, described herein is to be registered on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange on each of which no other securities of the Registrant are registered. Accordingly, the following Exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A will be filed with each such exchange but, with the exception of Exhibit 1(b), have not been filed with, or incorporated by reference in, this Registration Statement.

             Exhibit
             -------

               1(a) Registration Statement on Form S-4 with respect to TUC Holding Company Common Stock

               1(b) "Description of Company Capital Stock" excerpted from Prospectus described in 3(a)

               3(a) Joint Proxy Statement for Texas Utilities Company and ENSERCH Corporation and Prospectus for TUC Holding Company Common Stock (Prospectus)

               4(a)     Amended and Restated Plan of Merger

               4(b)     Restated Articles of Incorporation of TUC Holding
                        Company

               4(c)     Restated Bylaws of TUC Holding Company

               4(d) Specimen certificate representing Common Stock of TUC Holding Company


                                      SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


          Dated:  March 26, 1997        TUC HOLDING COMPANY



                                        By: /s/ Peter B. Tinkham
                                           ---------------------------------
                                           Peter B. Tinkham
                                           Treasurer and Assistant Secretary

                                    EXHIBIT INDEX

          Exhibit          Description
          -------          -----------

          1(b)             "Description of Company Capital Stock" excerpted
                            from Prospectus described in 3(a)